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                                                               6225 Smith Avenue
                                                  Baltimore, Maryland 21209-3600
                                              MAIN 410.580.3000 FAX 410.580.3001


April 24, 2002

PRUDENTIAL GOVERNMENT INCOME FUND, INC.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey  07102

        Re:   REGISTRATION STATEMENT ON FORM N-1A

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Prudential Government Income Fund, Inc., a Maryland corporation (the "Fund"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Fund of up to 2,000,000,000 shares of capital stock, par value $.01 per share (the "Shares"), pursuant to a registration statement on Form N-1A, as amended by Amendment Nos. 30 and 33 (File Nos. 2-82976 and 811-3712) (the "Registration Statement"). The Fund is divided into four classes, designated as Class A, Class B, Class C and Class Z. This opinion is being furnished in connection with the filing of the Registration Statement.

     In our capacity as special Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

     (a) The Charter of the Fund certified by the Maryland State Department of Assessments and Taxation (the "MSDAT").

     (b)  The By-Laws of the Fund.

     (c)  The Registration Statement.

     (d) Resolutions of the Board of Directors of the Fund relating to the authorization of (i) the issuance of the Shares, and (ii) the Registration Statement and the transactions contemplated thereby.

     (e) A short-form Good Standing Certificate for the Fund, dated a recent date, issued by the MSDAT.

     (f) A Certificate of the Secretary of the Fund, dated as of the date hereof, as to certain factual matters (the "Certificate").

     (g) Such other documents as we have considered necessary to the rendering of the opinions expressed below.


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                                         PRUDENTIAL GOVERNMENT INCOME FUND, INC.
                                                                  April 24, 2002
                                                                          Page 2


     In such examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to factual matters, we have relied on the Certificate and have not independently verified the matters stated therein. Nothing has come to our attention that leads us to believe that any factual representation made in the Certificate is not correct.

     Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

     1. The Fund has been duly incorporated and is validly existing and in good standing under the laws of the State of Maryland.

     2. The Shares to be issued pursuant to the Registration Statement have been duly authorized, and, when issued as contemplated in the Registration Statement in an amount not to exceed the number of Shares authorized by the Charter but unissued, will constitute validly issued, fully paid and nonassessable shares.

     In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. This opinion is limited to the laws, exclusive of the securities or "blue sky" laws and the principles of conflict of laws, of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

     We hereby consent to the filing of this opinion with the Commission as Exhibit (i) to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

Very truly yours,

PIPER RUDNICK LLP